Exhibit 99.1

Power REIT Receives Notice Resolving NYSE American Listing Standards Deficiency

Old Bethpage, New York, September 26, 2024 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”), today announced that it received a notice from the NYSE American LLC rescinding its letter dated September 3, 2024 (the “Deficiency Letter”). As previously disclosed, the Deficiency Letter stated that the Trust was not in compliance with the continued listing standards of the Exchange because the Trust was below compliance with Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”), requiring stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years.

As part of evaluating a plan to comply with the NYSE American listing requirements, the Trust embarked on analysis of the accounting treatment for its Preferred Shares which historically were classified as Mezzanine Equity. Based on its review, the Trust determined that the Preferred Shares should be treated as Equity. The Trust consulted with its Auditors and also retained a qualified third-party consultant to assist with its analysis of the accounting treatment for the Preferred Shares. Ultimately, the Trust concluded that it has incorrectly classified the Preferred Shares on its balance sheet and that they should be treated as Equity (not mezzanine equity) and the financial statements should be restated accordingly. The restatement increases the Trust’s Total Equity on its consolidated Balance Sheet to approximately $10 million which is above the threshold required for NYSE American compliance as of June 30, 2024. The change in accounting treatment is non-cash in nature, and does not affect revenue, gross margin, net income or income per share or the presentation of the Company’s non-GAAP metrics, including Funds from Operations.

On September 24, 2024, Power REIT filed a Form 10-Q/A with the SEC for the quarter ended June 30, 2024, which provides a restated equity balance on its Consolidated Balance Sheet and an Explanatory Note. In addition, on September 24, 2024, Power REIT filed a Form 8-K describing the filing of the Form 10-Q/A.

On September 25, 2024, the Trust received a notice from the NYSE American rescinding the Deficiency Letter as the Trust is compliant with equity requirements based on the restated equity level on the financial statements in the Form 10-Q/A.

ABOUT POWER REIT

Power REIT, with a focus on the “Triple Bottom Line” and a commitment to people, planet and profit, is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue to remain in compliance with the NYSE American listing standards requirements and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONTACT:

David H. Lesser, Chairman & CEO
dlesser@pwreit.com
212-750-0371

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com